UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2018

Date of Report (Date of earliest event reported)

Friendable, Inc.

(Exact name of registrant as specified in its charter

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).	☐ Yes ☒ No

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Vapir Enterprises, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Friendable, Inc. (“Friendable” or the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On June 27, 2018, Friendable, Inc., a corporation organized under the laws of Nevada (the “Acquiror” or “Company”), shareholders of the Acquiror (the “Acquiror Principal Shareholders”), and Sharps Technology, Inc., a corporation organized under the laws of Wyoming (the “Acquiree”) entered into a Share Exchange Agreement (the “Agreement”) pursuant to which each person who is a shareholder of the Acquiree (the “Acquiree Shareholders”) (who are the holders of all of the issued and outstanding shares of common stock of the Acquiree (the “Acquiree Interests”)) have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Acquiree Shareholders, all of the Acquiree Interests, in exchange for the issuance of 17,000,000 shares of Acquiror’s common stock to the Acquiree Shareholders (the “Acquiror Shares”), which Acquiror Shares shall constitute approximately 85.00% on a fully diluted basis of the issued and outstanding shares of Acquiror Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth in the Agreement. The 17,000,000 share number is subject to adjustment for any shares of Acquiree issued subsequent to June 27, 2018 for financing purposes. The transaction shall be consummated upon the satisfaction of certain closing conditions set forth in the Share Exchange Agreement which include but are not limited to: a reverse split of the Acquiror’s outstanding common stock so that no more than 3,000,000 shares will be outstanding in total prior to issuance of the Acquiror Common Stock, exchange of $1.5 million principal amount of notes for $1.5 million principal amount of post-closing notes and disposition of its Fan Pass, Inc. business and filing of an S-1 Registration Statement with respect thereto.

For accounting purposes, the Share Exchange will be treated as an acquisition of Acquiror and a recapitalization of Acquiree. Acquiree will be the accounting acquirer, and the result of its operations carryover.

In issuing the Acquiror Shares to the Acquiree Shareholders, the Company will rely upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as, among other things, the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Disposition of Fan Pass, Inc.

On June 27, 2018, Acquiror, Acquiree and Fan Pass, Inc. entered into a Spin Off Agreement pursuant to which the Acquiror shall distribute 100% of the issued and outstanding stock of Fan Pass, Inc. to the Acquiror’s shareholders existing immediately prior to the Closing. The Spin Off Agreement also requires that Fan Pass, Inc. file a registration statement on Form S-1 for the registration of all of its shares distributed to Acquiror’s shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Share Exchange Agreement
10.2	Form of Spin Off Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: July 2, 2018	By:	/s/ Robert Rositano
Robert Rositano
CEO

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